EXHIBIT 4.1





                        RUSSELL-STANLEY HOLDINGS, INC.



                  10 7/8% SENIOR SUBORDINATED NOTES DUE 2009


                                   INDENTURE


                         Dated as of February 10, 1999


                             The Bank of New York


                                    Trustee

                          CROSS-REFERENCE TABLE <F1>


Trust Indenture Act Section                                   Indenture
                                                              Section
310  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . .   7.10
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . .   7.10
     (a)(3)   . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (a)(4)   . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (a)(5)   . . . . . . . . . . . . . . . . . . . . . . .   7.10
     (b)(i), (ii)   . . . . . . . . . . . . . . . . . . . .   7.10
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
     (iii)(c)   . . . . . . . . . . . . . . . . . . . . . .   N.A.
312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   2.05
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.03
313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
     (b)(2)   . . . . . . . . . . . . . . . . . . . . . . .   7.07
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06; 12.02
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   4.03; 12.02
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (c)(1)   . . . . . . . . . . . . . . . . . . . . . . .   12.04
     (c)(2)   . . . . . . . . . . . . . . . . . . . . . . .   12.04
     (c)(3)   . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.05
     (f)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.05; 12.02
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
     (d)  . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
     (e)  . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
316  (a)(last sentence)   . . . . . . . . . . . . . . . . .   2.09
     (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . .   6.05
     (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . .   6.04
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   2.12
317  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . .   6.08
     (a)(2)   . . . . . . . . . . . . . . . . . . . . . . .   6.09
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   2.04

318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.01
     (b)  . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
     (c)  . . . . . . . . . . . . . . . . . . . . . . . . .   12.01

N.A.  means not applicable.

<F1>  This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS
                                                                          Page


ARTICLE 1
     DEFINITIONS AND INCORPORATION BY REFERENCE   . . . . . . . . . . . .    1
     Section 1.01   Definitions.  . . . . . . . . . . . . . . . . . . . .    1
     Section 1.02   Other Definitions.  . . . . . . . . . . . . . . . . .   19
     Section 1.03   Terms of TIA.   . . . . . . . . . . . . . . . . . . .   20
     Section 1.04   Rules of Construction.  . . . . . . . . . . . . . . .   20

ARTICLE 2
     THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 2.01   Form and Dating.  . . . . . . . . . . . . . . . . . .   21
     Section 2.02   Execution and Authentication.   . . . . . . . . . . .   22
     Section 2.03   Registrar and Paying Agent.   . . . . . . . . . . . .   23
     Section 2.04   Paying Agent to Hold Money in Trust.  . . . . . . . .   24
     Section 2.05   Holder Lists.   . . . . . . . . . . . . . . . . . . .   24
     Section 2.06   Transfer and Exchange.  . . . . . . . . . . . . . . .   24
     Section 2.07   Replacement Notes   . . . . . . . . . . . . . . . . .   36
     Section 2.08   Outstanding Notes.  . . . . . . . . . . . . . . . . .   36
     Section 2.09   Treasury Notes.   . . . . . . . . . . . . . . . . . .   37
     Section 2.10   Temporary Notes   . . . . . . . . . . . . . . . . . .   37
     Section 2.11   Cancellation.   . . . . . . . . . . . . . . . . . . .   37
     Section 2.12   Defaulted Interest.   . . . . . . . . . . . . . . . .   37
     Section 2.13   CUSIP Numbers.  . . . . . . . . . . . . . . . . . . .   38

ARTICLE 3
     REDEMPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     Section 3.01   Notice of Redemption to Trustee.  . . . . . . . . . .   38
     Section 3.02   Selection of Notes to Be Redeemed.  . . . . . . . . .   38
     Section 3.03   Notice of Redemption to Holders.  . . . . . . . . . .   39
     Section 3.04   Effect of Notice of Redemption.   . . . . . . . . . .   39
     Section 3.05   Deposit of Redemption Price.  . . . . . . . . . . . .   39
     Section 3.06   Notes Redeemed in Part.   . . . . . . . . . . . . . .   40
     Section 3.07   Optional Redemption.  . . . . . . . . . . . . . . . .   40
     Section 3.08   Mandatory Redemption.   . . . . . . . . . . . . . . .   41

ARTICLE 4
     COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     Section 4.01   Payment of Notes.   . . . . . . . . . . . . . . . . .   41
     Section 4.02   Maintenance of Office or Agency.  . . . . . . . . . .   41
     Section 4.03   Reports.  . . . . . . . . . . . . . . . . . . . . . .   42
     Section 4.04   Compliance Certificate.   . . . . . . . . . . . . . .   43
     Section 4.05   Taxes.  . . . . . . . . . . . . . . . . . . . . . . .   43
     Section 4.06   Stay, Extension and Usury Laws.   . . . . . . . . . .   44
     Section 4.07   Restricted Payments.  . . . . . . . . . . . . . . . .   44

     Section 4.08   Dividend and Other Payment Restrictions Affecting
                          Subsidiaries. . . . . . . . . . . . . . . . . .   47
     Section 4.09   Incurrence of Indebtedness and Issuance of Preferred
                          Stock.  . . . . . . . . . . . . . . . . . . . .   49
     Section 4.10   Asset Sales   . . . . . . . . . . . . . . . . . . . .   52
     Section 4.11   Transactions with Affiliates.   . . . . . . . . . . .   55
     Section 4.12   Liens.  . . . . . . . . . . . . . . . . . . . . . . .   57
     Section 4.13   No Senior Subordinated Debt.  . . . . . . . . . . . .   57
     Section 4.14   Corporate Existence.  . . . . . . . . . . . . . . . .   57
     Section 4.15   Offer to Repurchase upon Change of Control.   . . . .   57
     Section 4.16   Payments for Consent.   . . . . . . . . . . . . . . .   59
     Section 4.17   Additional Subsidiary Guarantees  . . . . . . . . . .   60
     Section 4.18   Designation of Restricted and Unrestricted
                          Subsidiaries. . . . . . . . . . . . . . . . . .   60
     Section 4.19   Sale and Leaseback Transactions.  . . . . . . . . . .   60
     Section 4.20   Issuances and Sales of Equity Interests in Wholly
                          Owned Subsidiaries. . . . . . . . . . . . . . .   61
     Section 4.21   Issuances of Guarantees of Indebtedness.  . . . . . .   61
     Section 4.22   Business Activities.  . . . . . . . . . . . . . . . .   61

ARTICLE 5
     SUCCESSORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
     Section 5.01   Merger, Consolidation or Sale of Assets.  . . . . . .   62
     Section 5.02   Successor Corporation Substituted.  . . . . . . . . .   63

ARTICLE 6
     DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . .   63
     Section 6.01   Events of Default.  . . . . . . . . . . . . . . . . .   63
     Section 6.02   Acceleration.   . . . . . . . . . . . . . . . . . . .   65
     Section 6.03   Other Remedies.   . . . . . . . . . . . . . . . . . .   66
     Section 6.04   Waiver of Past Defaults.  . . . . . . . . . . . . . .   66
     Section 6.05   Control by Majority.  . . . . . . . . . . . . . . . .   66
     Section 6.06   Limitation on Suits.  . . . . . . . . . . . . . . . .   67
     Section 6.07   Rights of Holders of Notes to Receive Payment.  . . .   67
     Section 6.08   Collection Suit by Trustee.   . . . . . . . . . . . .   67
     Section 6.09   Trustee May File Proofs of Claim.   . . . . . . . . .   67
     Section 6.10   Priorities.   . . . . . . . . . . . . . . . . . . . .   68
     Section 6.11   Undertaking for Costs.  . . . . . . . . . . . . . . .   68

ARTICLE 7
     TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
     Section 7.01   Duties of Trustee.  . . . . . . . . . . . . . . . . .   69
     Section 7.02   Rights of Trustee.  . . . . . . . . . . . . . . . . .   70
     Section 7.03   Individual Rights of Trustee.   . . . . . . . . . . .   71
     Section 7.04   Trustee's Disclaimer.   . . . . . . . . . . . . . . .   71
     Section 7.05   Notice of Defaults.   . . . . . . . . . . . . . . . .   71
     Section 7.06   Reports by Trustee to Holders of the Notes.   . . . .   72

     Section 7.07   Compensation and Indemnity.   . . . . . . . . . . . .   72
     Section 7.08   Replacement of Trustee.   . . . . . . . . . . . . . .   73
     Section 7.09   Successor Trustee by Merger, etc.   . . . . . . . . .   74
     Section 7.10   Eligibility; Disqualification.  . . . . . . . . . . .   74
     Section 7.11   Preferential Collection of Claims Against Holdings.     74

ARTICLE 8
     LEGAL DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE  . . . . . . . .   75
     Section 8.01   Option to Effect Legal Defeasance or Covenant
                          Defeasance. . . . . . . . . . . . . . . . . . .   75
     Section 8.02   Legal Defeasance and Discharge.   . . . . . . . . . .   75
     Section 8.03   Covenant Defeasance.  . . . . . . . . . . . . . . . .   75
     Section 8.04   Conditions to Legal or Covenant Defeasance.   . . . .   76
     Section 8.05   Deposited Money and Government Securities to Be Held
                          in Trust; Other Miscellaneous Provisions. . . .   77
     Section 8.06   Repayment to Holdings.  . . . . . . . . . . . . . . .   78
     Section 8.07   Reinstatement.  . . . . . . . . . . . . . . . . . . .   78
     Section 8.08   Discharge.  . . . . . . . . . . . . . . . . . . . . .   79

ARTICLE 9
     AMENDMENT, SUPPLEMENT AND WAIVER   . . . . . . . . . . . . . . . . .   79
     Section 9.01   Without Consent of Holders of Notes.  . . . . . . . .   79
     Section 9.02   With Consent of Holders of Notes.   . . . . . . . . .   80
     Section 9.03   Compliance with Trust Indenture Act.  . . . . . . . .   82
     Section 9.04   Revocation and Effect of Consents.  . . . . . . . . .   82
     Section 9.05   Notation on or Exchange of Notes.   . . . . . . . . .   82
     Section 9.06   Trustee to Sign Amendments, etc.  . . . . . . . . . .   82

ARTICLE 10
     SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
     Section 10.01  Agreement to Subordinate.   . . . . . . . . . . . . .   83
     Section 10.02  Certain Definitions.  . . . . . . . . . . . . . . . .   83
     Section 10.03  Liquidation; Dissolution; Bankruptcy.   . . . . . . .   84
     Section 10.04  Default on Designated Senior Debt.  . . . . . . . . .   84
     Section 10.05  Acceleration of Securities.   . . . . . . . . . . . .   85
     Section 10.06  When Distribution Must Be Paid Over.  . . . . . . . .   85
     Section 10.07  Notice by Holdings.   . . . . . . . . . . . . . . . .   86
     Section 10.08  Subrogation.  . . . . . . . . . . . . . . . . . . . .   86
     Section 10.09  Relative Rights.  . . . . . . . . . . . . . . . . . .   86
     Section 10.10  Subordination May Not Be Impaired by Holdings.  . . .   86
     Section 10.11  Distribution or Notice to Representative.   . . . . .   87
     Section 10.12  Rights of Trustee and Paying Agent.   . . . . . . . .   87
     Section 10.13  Authorization to Effect Subordination.  . . . . . . .   88
     Section 10.14  Amendments.   . . . . . . . . . . . . . . . . . . . .   88

ARTICLE 11
     SUBSIDIARY GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . .   88
     Section 11.01  Guarantee.  . . . . . . . . . . . . . . . . . . . . .   88
     Section 11.02  Subordination of Subsidiary Guarantee.  . . . . . . .   90
     Section 11.03  Limitation on Guarantor Liability.  . . . . . . . . .   90
     Section 11.04  Execution and Delivery of Subsidiary Guarantee.   . .   90
     Section 11.05  Guarantors May Consolidate, etc., on Certain Terms.     91
     Section 11.06  Releases Following Sale of Assets or Capital Stock.     91

ARTICLE 12
     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
     Section 12.01  Trust Indenture Act Controls.   . . . . . . . . . . .   92
     Section 12.02  Notices.  . . . . . . . . . . . . . . . . . . . . . .   92
     Section 12.03  Communication by Holders of Notes with Other Holders
                          of Notes. . . . . . . . . . . . . . . . . . . .   93
     Section 12.04  Certificate and Opinion as to Conditions Precedent.     93
     Section 12.05  Statements Required in Certificate or Opinion.  . . .   94
     Section 12.06  Rules by Trustee and Agents.  . . . . . . . . . . . .   94
     Section 12.07  No Personal Liability of Directors, Officers,
                          Employees and Stockholders. . . . . . . . . . .   94
     Section 12.08  Governing Law.  . . . . . . . . . . . . . . . . . . .   95
     Section 12.09  No Adverse Interpretation of Other Agreements.  . . .   95
     Section 12.10  Successors.   . . . . . . . . . . . . . . . . . . . .   95
     Section 12.11  Severability.   . . . . . . . . . . . . . . . . . . .   95
     Section 12.12  Counterpart Originals; Acceptance by Trustee.   . . .   95
     Section 12.13  Table of Contents, Headings, etc.   . . . . . . . . .   95

EXHIBITS
Exhibit A-1    Form of Note
Exhibit A-2    Form of Regulation S Temporary Global Note
Exhibit B      Form of Certificate Of Transfer
Exhibit C      Form Of Certificate Of Exchange
Exhibit D      Form Of Certificate From Acquiring Institutional Accredited
                    Investor
Exhibit E      Form Of Subordinated Subsidiary Guarantee
Exhibit F      Form Of Supplemental Indenture

          INDENTURE dated as of February 10, 1999 by and among Russell-Stanley Holdings, Inc., a Delaware corporation ("Holdings"), the Guarantors (as defined) and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          Holdings and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01    Definitions.

          "144A Global Note" means a global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales or leases of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 or 5.01 and not by Section 4.10 hereof); and (ii) the issuance of Equity Interests by any of Holdings' Restricted Subsidiaries or the sale of Equity Interests in any of it Subsidiaries. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million in any consecutive 12-month period; (ii) a transfer of assets between or among Holdings and its Wholly Owned Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to Holdings or to another Wholly Owned Restricted Subsidiary; (iv) disposals or replacements of obsolete equipment or Cash Equivalents in the ordinary course of business; (v) a Restricted Payment or a Permitted Investment that is permitted by Section 4.07 hereof; and (vi) any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

          "Board of Directors" means the Board of Directors of Holdings, or any authorized committee of the Board of Directors.

          "Broker-Dealer" means any broker or dealer registered with the Commission under the Exchange Act.

          "Buonanno Agreement" means a consulting, advisory or similar agreement to be entered into between Holdings and Vincent J. Buonanno providing for payments of fees in an aggregate amount not to exceed $1.0 million, plus expense reimbursement.

           "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means: (i) in the case of a corporation, corporate stock (however designated); (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:  (i) United States dollars;
(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and
(iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper and other securities having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within twelve months after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

          "Cedel" means Cedel Bank, SA.

          "Change of Control" means the occurrence of any of the following:
(i) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal; (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings;
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals, becomes the Beneficial Owner, directly or indirectly, of more than (a) 50% of the Voting Stock of Holdings or (b) 35% of the Voting Stock of Holdings and such Person Beneficially Owns a greater percentage of the Voting Stock of Holdings than the Principals, in either case (i) or (ii), measured by voting power rather than number of shares; (iv) the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or (v) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings is converted into or ex-changed for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

          "Closing" means the original issuance of Notes on the date of this Indenture.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus: (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, interest on guaranteed indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) fees and expenses paid to Vestar or any of its Affiliates pursuant to the Management Agreement during such period in an aggregate amount not to exceed $1.0 million; plus (v) charges classified and reflected as non-recurring on the date of Closing and for any other such period, in each case, on Holdings' consolidated financial statements prepared in accordance with GAAP; plus (vi) amounts paid pursuant to the Buonanno Agreement (to the extent not already included in clause (vii) below) during such period; plus (vii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus (viii) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of Holdings shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Holdings by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions received in cash by the specified Person or a Restricted Subsidiary thereof (provided that if such Restricted Subsidiary is not a Guarantor, the amount of such dividends or distributions includable in Consolidated Net Income shall be limited to Holdings' direct and indirect pro rata portion of the outstanding Equity Interests in such Restricted Subsidiary); (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; (v) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued in any period for which Consolidated Net Income is required to be calculated for purposes of the Indenture; and (vi) for purposes of Section 4.07 hereof, in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified

Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Holdings who: (i) was a member of such Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office" of the Trustee shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to Holdings.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption com-plies with Section 4.07 hereof.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Euroclear" means Morgan Guaranty Trust Holdings of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in exchange for the Initial Notes in the Exchange Offer pursuant to Section 2.06(f) hereof or, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.02 hereof, the exchange offer contemplated by the registration rights agreement relating thereto substantially identical to the Registration Rights Agreement.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means the Obligations of Holdings and its Restricted Subsidiaries in existence on the date of this Indenture (including amounts outstanding under the Senior Credit Facility on such date), until such amounts are repaid.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus
(ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (other than Capital Lease Obligations); plus (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (iv) the product of (a) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person and on any series of preferred stock of any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or payable to Holdings or a Restricted Subsidiary of Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or prepayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage
Ratio: (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income (including any pro forma expense and cost reductions attributable to the assets acquired calculated on a basis consistent with the standard set forth in Regulation S-X under the Securities Act as in effect on the date of Closing); (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of Closing; provided that all reports and other financial information provided by Holdings to the holders of the Notes, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii) which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

          "Guarantors" means each of: (i) Russell-Stanley Corp., Container Management Services, Inc., New England Container Co., Inc., Russell-Stanley, Inc., RSLPCO, Inc. and Russell-Stanley, L.P.; and (ii) any other subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and
(ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates.

          "Holder" means a Person in whose name a Note is registered.

          "Holdings" means Russell-Stanley Holdings, Inc., a Delaware corporation, and any and all successors thereto.

          "Indebtedness" means, with respect to a specified Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) in respect of banker's acceptances; (iv) representing Capital Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; (vi) representing any Hedging Obligations;
(vii) representing any Disqualified Stock of such Person and any preferred stock issued by a Restricted Subsidiary of such Person, if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Disqualified Stock and preferred stock of a Restricted Subsidiary) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), and (b) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:
(i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; (ii) the maximum fixed redemption or repurchase price, in the case of Disqualified Stock of such Person; (iii) the maximum voluntary or involuntary liquidation preferences plus accrued and unpaid dividends, in the case of preferred stock of a Restricted Subsidiary of such Person; and (iv) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means, collectively, (i) the 10 7/8% Senior Subordinated Notes due 2009 of Holdings issued on the date of this Indenture and (ii) one or more series of 10 7/8% Senior Subordinated Notes due 2009 that are issued subsequent to the date of this Indenture pursuant to Section
2.02 hereof, in each case for so long as such securities constitute "restricted securities" as such term is defined in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes such a restricted security.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdings, Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Letter of Transmittal" means the letter of transmittal to be prepared by Holdings and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Liquidated Damages" means all liquidated damages, if any, then owing pursuant to Section 2(c) of the Registration Rights Agreement.

          "Management Agreement" means the management agreement dated July 23, 1997 between Holdings and Vestar, as amended, modified or supplemented from time to time.

          "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends and Disqualified Stock dividends, excluding, however: (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with
(a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain.

          "Net Proceeds" means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

          "Non-Recourse Debt" means Indebtedness: (i) as to which neither Holdings nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enfor-cement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Holdings or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Holdings or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Notes" means, collectively, the Initial Notes and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms of this Indenture

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Executive or Senior Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of Holdings by two Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of Holdings, that meets the requirements of Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to Holdings, any Subsidiary of Holdings or the Trustee.

          "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Holdings, shall include Euroclear and Cedel).

          "Permitted Business" means the business of Holdings and its Restricted Subsidiaries conducted on the date of Closing and businesses ancillary or reasonably related thereto.

          "Permitted Investments" means: (i) any Investment in Holdings or in a Restricted Subsidiary of Holdings; (ii) any Investment in Cash Equivalents; (iii) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of Holdings or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any transaction not constituting an Asset Sale by reason of the $2 million threshold contained in the definition thereof; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;
(vi) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f), not to exceed $10.0 million at any one time outstanding; (vii) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of insolvency of such trade creditors of customers; and (viii) Investments by Holdings or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction.

          "Permitted Liens" means: (i) Liens on the assets of Holdings and any Restricted Subsidiary securing Indebtedness and other Obligations under the Senior Credit Facility that were permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of Holdings or any Restricted Subsidiary;
(iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings; (iv) Liens on property existing at the time of acquisition thereof by Holdings or any Restricted Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than property so acquired; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture; (viii) Liens incurred in the ordinary course of business of Holdings or any Restricted Subsidiary of Holdings with respect to obligations that, together with all other Liens incurred pursuant to this clause (xvii), do not exceed $5.0 million at any one time outstanding.

          "Permitted Refinancing Indebtedness" means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means an individual, partnership, corporation, limited liability, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

          "Principals" means Vestar and its Affiliates.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Public Equity Offering" means any underwritten public offering of common stock of Holdings in which the gross proceeds to Holdings are at least $35.0 million.

          "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to Holdings or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amount paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Holdings or any Restricted

Subsidiary pursuant to which Holdings or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Holdings or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

          "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

          "Receivable Subsidiary" means a Wholly Owned Restricted Subsidiary (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of Holdings (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness of any other Obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) constituting Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any other Restricted Subsidiary, directly or indirectly, contin-gently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to Holdings or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither Holdings nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain level of operating result. Any such designation by the Board of Directors of Holdings shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Holdings giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

          "Registration Rights Agreement" means the Exchange Offer and Registration Rights Agreement, dated as of the date of this Indenture, by and among Holdings and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to Initial Notes issued under this Indenture subsequent to the date of this Indenture pursuant to Section 2.02 hereof, the registration rights agreement relating thereto relating thereto substantially identical to the Registration Rights Agreement.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

          "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day restricted period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means each Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means the Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of February 10, 1999, among Holdings and its Subsidiaries, as borrowers, the lenders listed therein and BankBoston, N.A., as administrative agent, and Goldman Sachs Credit Partners L.P., as syndication agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

          "Subsidiary Guarantee" means the subordinated Guarantee by each Guarantor of Holdings' payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not and are not required to bear the Private Placement Legend.

          "Unrestricted Definitive Notes" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Notes" means one or more Unrestricted Global Notes and/or Unrestricted Definitive Notes, including, without limitation, the Exchange Notes.

          "Unrestricted Subsidiary" means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings; (iii) is a Person with respect to which neither Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Holdings or any of its Restricted Subsidiaries. Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation compiled with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Holdings as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Holdings shall be in default of such covenant. The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a

Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section
4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

          "Voting Stock" of any Person means the Capital Stock of such Person that is entitled (without regard to the occurrence of a contingency) to vote in the election of directors, managers or trustees of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference of such Indebtedness or Disqualified Stock.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

          Section 1.02    Other Definitions.

                                                                  Defined
     Term                                                       in Section
     "Affiliate Transaction"  . . . . . . . . . . . . . . .        4.11
     "Alternate Offer"  . . . . . . . . . . . . . . . . . .        4.15
     "Asset Sale Offer"   . . . . . . . . . . . . . . . . .        4.10
     "Asset Sale Offer Amount"                                     4.10
     "Asset Sale Payment"   . . . . . . . . . . . . . . . .        4.10
     "Asset Sale Payment Date"                                     4.10
     "Authentication Order"   . . . . . . . . . . . . . . .        2.02
     "Change of Control Offer"  . . . . . . . . . . . . . .        4.15
     "Change of Control Payment"  . . . . . . . . . . . . .        4.15
     "Change of Control Payment Date"   . . . . . . . . . .        4.15
     "Commission"   . . . . . . . . . . . . . . . . . . . .        4.03
     "Covenant Defeasance"  . . . . . . . . . . . . . . . .        8.03
     "Designated Senior Debt"   . . . . . . . . . . . . . .        10.02
     "DTC"  . . . . . . . . . . . . . . . . . . . . . . . .        2.03

     "Event of Default"   . . . . . . . . . . . . . . . . .        6.01
     "Excess Proceeds"  . . . . . . . . . . . . . . . . . .        4.10
     "incur"  . . . . . . . . . . . . . . . . . . . . . . .        4.09
     "Legal Defeasance"   . . . . . . . . . . . . . . . . .        8.02
     "Paying Agent"   . . . . . . . . . . . . . . . . . . .        2.03
     "Payment Blockage Notice"  . . . . . . . . . . . . . .        10.04
     "Payment Default"  . . . . . . . . . . . . . . . . . .        6.01
     "Permitted Debt"   . . . . . . . . . . . . . . . . . .        4.09
     "Permitted Junior Securities"  . . . . . . . . . . . .        10.02
     "Qualified Proceeds"   . . . . . . . . . . . . . . . .        4.10
     "Registrar"  . . . . . . . . . . . . . . . . . . . . .        2.03
     "Representative"   . . . . . . . . . . . . . . . . . .        10.02
     "Restricted Payments"  . . . . . . . . . . . . . . . .        4.07
     "Senior Debt"  . . . . . . . . . . . . . . . . . . . .        10.02
     "Vestar"   . . . . . . . . . . . . . . . . . . . . . .        4.11


          Section 1.03    Terms of TIA.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;
and

          "obligor" on the Notes and the Subsidiary Guarantees means Holdings and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

          Section 1.04    Rules of Construction.

          Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) "or" is not exclusive;
(iv) words in the singular include the plural, and in the plural include the singular; (v) provisions apply to successive events and transactions; and
(vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                                   THE NOTES

          Section 2.01    Form and Dating.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and Holdings, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by Holdings and authenticated by the Trustee as hereinafter provided. The Restricted Period shall terminate upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the ag-gregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from Holdings. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.

          Section 2.02    Execution and Authentication.

          An Officer shall sign the Notes for Holdings by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual of facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of Holdings signed by an Officer (an "Authentication Order"), authenticate (i) Initial Notes for original issue up to a maximum aggregate principal amount of $225.0 million and (ii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $225.0 million over the sum of the aggregate principal amount of (A) Initial Notes then outstanding and (B) Unrestricted Notes issued in accordance with (ii)(x) above. The aggregate principal amount of Notes outstanding at any time may not exceed $225.0 million except as provided in Section 2.07 hereof.

          In the event that Holdings shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the date of this Indenture, Holdings shall use its reasonable best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the date of this Indenture is determined, pursuant to an Opinion of Counsel of Holdings in a form reasonably satisfactory to the Trustee to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Issuer may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued and outstanding under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent acceptable to Holdings to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of Holdings.

          Section 2.03    Registrar and Paying Agent.

          Holdings shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. Holdings may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Holdings fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Holdings or any of its Subsidiaries may act as Paying Agent or Registrar.

          Holdings initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          Holdings initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

          Holdings shall, prior to each interest record date, notify the Paying Agent of any wire transfer instructions for payments that it receives from Holders.

          Section 2.04    Paying Agent to Hold Money in Trust.

          Holdings shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by Holdings in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Holdings at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Holdings or a Subsidiary) shall have no further liability for the money. If Holdings or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Holdings, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.05    Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, Holdings shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and Holdings shall otherwise comply with TIA Section 312(a).

          Section 2.06    Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will not be exchanged by Holdings for Definitive Notes unless (i) Holdings delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by Holdings within 120 days after the date of such notice from the Depositary; (ii) Holdings in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee (provided that in no event shall the Regulation S Temporary Global Note be exchanged by Holdings for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act and provided further, there shall be no continuing Default or Event of Default); or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a request from DTC or any Holder to issue Definitive Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (f) hereof.

          (b)   Transfer and Exchange of Beneficial Interests in
Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                    (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                    (ii) All Other Transfers and Exchanges of Beneficial
            Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of the Exchange Offer by Holdings in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                    (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                             (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                    (1) thereof; and

                             (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                    (iv) Transfer and Exchange of Beneficial Interests in a
            Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                             (A)  such exchange or transfer is effected
                    pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Holdings;

                             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                             (C)  such transfer is effected by a Broker-
                    Dealer pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                             (D)  the Registrar receives the following:

                                  (1)      if the holder of such beneficial
                         interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                         (1)(a) thereof; or

                                  (2)      if the holder of such beneficial
                         interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph
                    (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, Holdings shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in
Section 2.06(a) hereof. A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.06(a) hereof.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

                    (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restri-cted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                             (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                             (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                    (1) thereof;

                             (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                    (2) thereof;

                             (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                             (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                             (F) if such Restricted Definitive Note is being transferred to Holdings or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                             (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (c) above, the Regulation S Global Note.

                    (ii) Restricted Definitive Notes to Beneficial Interests
            in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                             (A)  such exchange or transfer is effected
                    pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Holdings;

                             (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                             (C)  such transfer is effected by a Broker-
                    Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                             (D)  the Registrar receives the following:

                                  (1)      if the Holder of such Definitive
                         Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                  (2)      if the Holder of such Definitive
                         Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph
                    (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                    (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, Holdings shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                    (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                             (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                             (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                             (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

                    (ii) Restricted Definitive Notes to Unrestricted
            Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                             (A)  such exchange or transfer is effected
                    pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Holdings;

                             (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                             (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                             (D)  the Registrar receives the following:

                                  (1)      if the Holder of such Restricted
                         Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, includ-ing the certifications in item (1)(c) thereof; or

                                  (2)      if the Holder of such Restricted
                         Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph
                    (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to Holdings to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer.  Upon the occurrence of the Exchange
Offer in accordance with the Registration Rights Agreement, Holdings shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule
144) of Holdings, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and Holdings shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                    (i)  Private Placement Legend.

                             (A)  Except as permitted by subparagraph (B)
                    below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                             (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph
                    (b)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of
                    this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                    (ii) Global Note Legend.  Each Global Note shall bear a
            legend in substantially the following form:

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN
            THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
            (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
            (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF HOLDINGS."

                    (iii) Regulation S Temporary Global Note Legend.  The
            Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL
            NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

           (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                    (i) To permit registrations of transfers and exchanges, Holdings shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon Holdings' order or at the Registrar's request.

                    (ii) No service charge shall be made to a holder of a
            beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Holdings may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

                    (iii) All Global Notes and Definitive Notes issued
            upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Holdings, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                    (iv) The Registrar shall not be required (A) to issue, to
            register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                    (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Holdings may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or Holdings shall be affected by notice to the contrary.

                    (vi) The Trustee shall authenticate Global Notes and
            Definitive Notes in accordance with the provisions of Section
            2.02 hereof.

                    (vii) All certifications, certificates and Opinions of
            Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                    (viii) Each Holder of a Note agrees to indemnify Holdings and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.07    Replacement Notes

         If any mutilated Note is surrendered to the Trustee or Holdings and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, Holdings shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Holdings to protect Holdings, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Holdings may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of Holdings and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         Section 2.08    Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because Holdings or an Affiliate of Holdings holds the Note; however, Notes held by Holdings or a Subsidiary of Holdings shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than Holdings, a Subsidiary of Holdings or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Section 2.09    Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Holdings, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Holdings, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

         Section 2.10    Temporary Notes

         Holdings may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that Holdings considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Holdings may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate permanent Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         Section 2.11    Cancellation.

         Holdings at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of the Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Holdings may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         Section 2.12    Defaulted Interest.

         If Holdings defaults in a payment of interest on the Notes, such interest shall cease to be payable to the Holders on the relevant record date and Holdings shall instead pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. Holdings shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. Holdings shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Holdings (or, upon the written request of Holdings, the Trustee in the name and at the expense of Holdings) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.13    CUSIP Numbers.

         Holdings, in issuing the Notes, may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Holdings will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                   ARTICLE 3
                                  REDEMPTION

         Section 3.01    Notice of Redemption to Trustee.

         If Holdings elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 90 days before the redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         Section 3.02    Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time pursuant to Section 3.07 hereof, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot pursuant to Section 3.07 hereof, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 90 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify Holdings in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         Section 3.03    Notice of Redemption to Holders.

         If Holdings elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, at least 30 days but not more than 90 days before the redemption date, Holdings shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed (including "CUSIP" number(s)) and shall state: (i) the redemption date; (ii) the redemption price; (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (vi) that, unless Holdings defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (viii) that no representation is made as to the correctness or accuracy of the "CUSIP" number, if any, listed in such notice or printed on the Notes.

         At Holdings' request, the Trustee shall give the notice of redemption in Holdings' name and at its expense; provided, however, that Holdings shall have delivered to the Trustee, at least 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.04    Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         Section 3.05    Deposit of Redemption Price.

         One Business Day prior to the redemption date, Holdings shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to Holdings any money deposited with the Paying Agent by Holdings in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If Holdings complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Holdings to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

         Section 3.06    Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, Holdings shall issue and, upon Holdings' written request, the Trustee shall authenticate for the Holder at the expense of Holdings a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.07    Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, Holdings shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to February 15, 2004. On or after February 15, 2004, the Notes will be subject to redemption at any time at the option of Holdings, in whole or in part, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                 Year                                  Percentage
                 2004  . . . . . . . . . . . . . . .   105.438%
                 2005  . . . . . . . . . . . . . . .   103.625%
                 2006  . . . . . . . . . . . . . . .   101.813%
                 2007 and thereafter . . . . . . . .   100.000%

         (b) Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time on or prior to February 15, 2002, Holdings may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued hereunder at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings by Holdings; provided that (i) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings and its Subsidiaries) and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

         Section 3.08    Mandatory Redemption.

         Except as set forth in Sections 4.10 and 4.15 hereof, Holdings shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE 4
                                   COVENANTS

         Section 4.01    Payment of Notes.

         Holdings shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Holdings or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Holdings in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Holdings shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         Holdings shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

         Section 4.02    Maintenance of Office or Agency.

         Holdings shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Holdings in respect of the Notes and this Indenture may be served. Holdings shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Holdings shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         Holdings may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Holdings of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Holdings shall give prompt written notice to the Trustee of any such designation or rescis-sion and of any change in the location of any such other office or agency.

         Holdings hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Holdings in accordance with Section 2.03.

         Section 4.03    Reports.

         (a) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, Holdings shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Holdings' certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports. In addition, whether or not required by the Commission, Holdings shall file a copy of all of the information and reports referred to in clause (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         Notwithstanding the foregoing, so long as Holdings is in compliance with its obligations under the Registration Rights Agreement, and any such exchange offer registration statement contains all of the financial and other information otherwise required by Forms 10-K and 10-Q for the year ended December 31, 1998 and the three months ending March 31, 1999, respectively, Holdings shall not be required to file with the Commission or otherwise provide an annual report on Form 10-K or a quarterly report on Form 10-Q for the year ended December 31, 1998 or the quarter ending March 31, 1999, respectively.

         (b) In addition, for so long as any Restricted Global Notes or Restricted Definitive Notes remain outstanding, Holdings and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any materials required to be furnished to Holders of Notes by this Section 4.03 shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Holdings.

         (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Holdings' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.04    Compliance Certificate.

         (a) Holdings and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 100 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Holdings and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Holdings has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Holdings has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Holdings is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Holdings is taking or proposes to take with respect thereto.

         (b) Holdings shall, so long as any of the Notes are outstanding, deliver to the Trustee as soon as possible and in any event within five days, forthwith upon Holdings becoming aware of any Default or Event of Default that has occurred and is continuing, an Officers' Certificate specifying such Default or Event of Default and what action Holdings is taking or proposes to take with respect thereto.

         Section 4.05    Taxes.

         Holdings shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         Section 4.06    Stay, Extension and Usury Laws.

         Holdings and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Holdings and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.07    Restricted Payments.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any other payment or distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings or dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings or any Restricted Subsidiary of Holdings (other than any such Equity Interests owned by Holdings or any Restricted Subsidiary of Holdings);

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than the Notes), except a payment of interest or principal at the Stated Maturity thereof or as a mandatory sinking fund payment; or

         (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

         (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

         (2) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
                Section 4.09 hereof; and

         (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3),
                (5), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of

                (a) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from January 1, 1999 to the end of Holdings' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                (b) 100% of the aggregate net cash proceeds received by Holdings since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Holdings), plus

                (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (without duplication of amounts included in Consolidated Net Income at any time after the Closing) (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.
         The preceding provisions will not prohibit:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

         (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness of Holdings or any Guarantor or of any Equity Interests of Holdings or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
                (3) (b) of the preceding paragraph;

         (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Holdings or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

         (4) the payment of any dividend by a Restricted Subsidiary of Holdings to the holders of all of its common Equity Interests on a pro rata basis;

         (5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

         (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings held by (A) any director of Holdings or member of Holdings' (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture or (B) any employee of Holdings or any of its Subsidiaries upon the retirement of any such employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any twelve-month period;

         (7) the defeasance, redemption or repurchase of any Disqualified Stock of Holdings or any Restricted Subsidiary in exchange for, or out of the substantially concurrent sale (other than to Holdings or a Subsidiary of Holdings) of Disqualified Stock of Holdings or such Restricted Subsidiary, respectively; provided that: (A) the aggregate liquidation preference of such Disqualified Stock does not exceed the aggregate liquidation preference of the Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Stock has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and (C) such Disqualified Stock is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

         (8) the making of loans by Holdings or any of its Restricted Subsidiaries to officers or directors of Holdings; provided that the aggregate outstanding amount of such loans shall not exceed, at any time, $2.0 million; and

         (9) so long as no Default or Event of Default is continuing or would be caused thereby, the defeasance, redemption or repurchase of any preferred stock or Disqualified Stock issued in connection with the acquisition of assets or a Permitted Business; provided that the aggregate amount of such Defeasance, redemption or repurchase payments shall not exceed $5.0 million.

         The amount of all Restricted Payments (other than cash) and Qualified Proceeds (other than cash) shall be the fair market value on the date of the Restricted Payment or date of receipt of Qualified Proceeds of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted
Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be a Restricted Payment for purposes of this covenant; provided in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.

         Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to Holdings or any of Holdings' Restricted Subsidiaries, or with respect to any other interest or par-ticipation in, or measured by, its profits, or pay any indebtedness owed to Holdings or any of Holdings' Restricted Subsidiaries;

         (2) make loans or advances to Holdings or any of Holdings' Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to Holdings or any of Holdings' Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) the Senior Credit Facility and Existing Indebtedness, in each case, as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility or such Existing Indebtedness, as in effect on the date of the Indenture;

         (2)    the Indenture, the Notes and the Exchange Notes;

         (3)    applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

         (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12 hereof that limit the right of Holdings or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

         (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

         (12) any other security agreement, installment or document relating to Senior Debt hereafter in effect; provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are, in the aggregate, no more restrictive or adverse to the holders of the Notes than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the date of Closing; and

         (13) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, in each case, otherwise permitted by the Indenture, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease.

         Section 4.09    Incurrence of Indebtedness and Issuance of Preferred
                         Stock.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness

(including Acquired Debt), and Holdings will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided that Holdings and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and Holdings may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such ad-ditional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this Section 4.09 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by Holdings and any Restricted Subsidiary of Indebtedness and letters of credit under the Senior Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Holdings and its Restricted Subsidiaries thereunder) in an aggregate principal amount at any one time not to exceed $100.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Holdings or any of its Subsidiaries since the date of the Indenture to repay Indebtedness under the Senior Credit Facility pursuant to Section 4.10 hereto;

         (2) the incurrence by Holdings and the Restricted Subsidiaries of Indebtedness represented by the Notes issued on the date of Closing, Existing Indebtedness, the Exchange Notes and the Subsidiary Guarantees thereof;

         (3) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligatio-ns, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

         (4) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2) of this paragraph;

         (5) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries; provided that:

                (a) if Holdings or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of Holdings, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

                (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

         (6) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or
                (ii) foreign currency exchange rate risk;

         (7) the guarantee by Holdings or any of the Restricted Subsidiaries of Indebtedness of Holdings or a Restricted Subsidiary of Holdings that was permitted to be incurred by another provision of this covenant;

         (8) indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Holdings or a Guarantor in the ordinary course of business;

         (9) Indebtedness arising from guarantees of Indebtedness of Holdings or any Subsidiary or the agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such

                Indebtedness shall at no time exceed the gross proceeds actually received by Holdings and its Restricted Subsidiaries in connection with such disposition;

         (10) Indebtedness of a Receivables Subsidiary that is non-recourse to Holdings or any other Restricted Subsidiary of Holdings (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

         (11) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $20.0 million; and

         (12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided in each such case, that the amount thereof is included in Fixed Charges of Holdings as accrued.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Holdings will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant.

         Section 4.10    Asset  Sales

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) such fair market value is determined by Holdings' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

         (3) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                (a) any liabilities (as shown on Holdings' or such Restricted
                    Subsidiary's most recent balance sheet), of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Restricted Subsidiary from further liability; and

                (b) any securities, notes or other obligations received by
                    Holdings or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings may apply such Net Proceeds at its option:

         (1)    to repay Senior Debt;

         (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

         (3)    to make a capital expenditure; or

         (4) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, Holdings may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Holdings will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the "Asset Sale Offer Amount"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Payment"), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture.
If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu

Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         Upon the commencement of an Asset Sale Offer, Holdings shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state: (1) that the Asset Sale Offer is being made pursuant to this Section 4.10; (2) the Asset Sale Offer Amount, the Asset Sale Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Asset Sale Payment Date"); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless Holdings defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Payment Date; (5) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form en-titled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date; (7) that Holders shall be entitled to withdraw their election if Holdings, the depositary or the Paying Agent, as the case may be, receives, not later than the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, Holdings shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Holdings so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale

         On the Asset Sale Payment Date, Holdings shall, to the extent lawful:
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer; (2) deposit with the Paying Agent an amount equal to the Asset Sale Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the

Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by Holdings. Holdings shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

         The Paying Agent shall promptly mail to each Holder of Notes so tendered the Asset Sale Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Asset Sale Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Notwithstanding the immediately preceding paragraphs, Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that (i) at least 75% of the consideration for such Asset Sale constitutes long-term assets that are used or useful in a Permitted Business ("Qualified Proceeds") and/or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting long-term assets that are used or useful in a Permitted Business received by Holdings or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Excess Proceeds subject to the provisions of the preceding paragraphs.

         Section 4.11    Transactions with Affiliates.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

         (1) such Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

         (2)    Holdings delivers to the Trustee:

                (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment agreement entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Holdings or such Restricted Subsidiary;

         (2) transactions between or among Holdings and/or its Restricted Subsidiaries;

         (3) any sale or other issuance of Equity Interests (other than Disqualified Stock of Holdings);

         (4) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.07 hereof;

         (5) the payment of fees and expenses to Vestar Capital Partners ("Vestar") or any of its Affiliates (i) pursuant to the Management Agreement as in effect on the date of Closing;
                (ii) pursuant to any amended, supplemented or replacement management agreement, provided that the terms of any such amended, supplemented or replacement management agreement are not, with respect to the payment of fees and expenses to Vestar and its Affiliates, more favorable to Vestar or any of its Affiliates than the Management Agreement; and
                (iii) consisting of advisory, investment banking or similar fees in connection with acquisitions or other corporate transactions in an amount not to exceed 1.0% of the value of any such transaction; and

         (6) the payment by Holdings or any Restricted Subsidiary of amounts pursuant to the Buonanno Agreement as in effect on the date of Closing.

         Section 4.12    Liens.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except (i) Liens solely on the assets of Unrestricted Subsidiaries and (ii) Permitted Liens unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such is no longer secured by a Lien; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Subsidiary Guarantee, the Lien securing such Indebtedness shall be subordinate and junior to the Lien securing the Notes and the Subsidiary Guarantees with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes and the Subsidiary Guarantees.

         Section 4.13    No Senior Subordinated Debt.

         Holdings shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Holdings and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

         Section 4.14    Corporate Existence.

         Subject to Article 5 hereof, Holdings shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Holdings or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of Holdings and its Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         Section 4.15    Offer to Repurchase upon Change of Control.

         If a Change of Control occurs, each Holder of Notes will have the right to require Holdings to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment").

         Within 30 days following any Change of Control, Holdings shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Change of Control Offer. Any Change of Control Offer shall be made to all Holders.
The notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.15; (2) the Change of Control Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;
(4) that, unless Holdings defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased; (6) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Pur-chase" on the reverse of the Note completed, or transfer by book-entry transfer, to Holdings, a depositary, if appointed by Holdings, or the Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if Holdings, the depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (8) that Notes and portions of Notes purchased shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased; and (9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer). Holdings shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, Holdings shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by Holdings. Holdings shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.

         The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. However, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

         Subject to the second succeeding paragraph, the provisions described above that require Holdings to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable.

         Notwithstanding anything to the contrary in this Section 4.15, Holdings shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Notwithstanding anything to the contrary in this Section 4.15, Holdings shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

         Section 4.16    Payments for Consent.

         Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         Section 4.17    Additional Subsidiary Guarantees

         If Holdings or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property or assets in excess of $500,000 to any domestic Restricted Subsidiary that is not a Guarantor, or if Holdings or any of its Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date of this Indenture with a book value in excess of $500,000, then that newly acquired or created domestic Restricted Subsidiary must become a Guarantor and shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of Holdings' obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to normal exceptions. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

         Section 4.18    Designation of Restricted and Unrestricted
Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of Section 4.07 hereof or Per-mitted Investments, as applicable. All such outstanding Investments will be valued at the fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

         Section 4.19    Sale and Leaseback Transactions.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Holdings or any Restricted Subsidiary of Holdings that is a Guarantor may enter into a sale and leaseback transaction if:

         (1)    Holdings or that Guarantor, as applicable, could have
                (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 hereof and (b) incurred a

                Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

         (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

         (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Holdings applies the proceeds of such transaction in compliance with Section 4.10 hereof.

         Section 4.20 Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries.

         Holdings will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of Holdings to any Person (other than Holdings or a Wholly Owned Restricted Subsidiary of Holdings), unless the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof.

         Section 4.21    Issuances of Guarantees of Indebtedness.

         Holdings will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Holdings unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

         Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under Section 11.06 hereof.

         Section 4.22    Business Activities.

         Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to the extent that any such business would not be material to Holdings and its Subsidiaries, taken as a whole.

                                   ARTICLE 5
                                  SUCCESSORS

         Section 5.01    Merger, Consolidation or Sale of Assets.

         Holdings may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not Holdings is the surviving corporation); or (ii) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of Holdings' properties or assets (determined on a consolidated basis for Holdings and its Restricted Subsidiaries), in one or more related transactions, to another Person unless:

         (1) either: (a) Holdings is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Holdings under the Notes, the Indenture and the Exchange and Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

         (3) immediately after such transaction no Default or Event of Default exists (including, without limitation, after giving effect to any Liens incurred, assumed or granted in connection with or in respect of such transaction); and

         (4) Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings):

                (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Holdings immediately preceding the transaction; and

                (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

The provisions of this Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and any of its Wholly Owned Subsidiaries, and Holdings may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Holdings in another jurisdiction to realize tax or other benefits without complying with the provisions of clauses (3) or (4) above.

         Section 5.02    Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Holdings in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which Holdings is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Holdings" shall refer instead to the successor corporation and not to Holdings), and may exercise every right and power of Holdings under this Indenture with the same effect as if such successor Person had been named as Holdings herein; provided, however, that the predecessor Holdings shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of Holdings' assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

         Section 6.01    Events of Default.

         Each of the following is an  "Event of Default":

                (a) default for a continued period of 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                (b) default in the payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of this Indenture;

                (c) failure by Holdings or any of its Subsidiaries to comply with any of the provisions of Section 4.10 or 4.15 hereof;

                (d) failure by Holdings or any of its Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in this Indenture;

                (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default
    (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default") or
    (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                (f) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                (g) Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
    Law:

                    (i)  commences a voluntary case,

                    (ii) consents to the entry of an order for relief against
            it in an involuntary case,

                    (iii)consents to the appointment of a custodian of it
            or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its
            creditors, or

                    (v) generally is not paying its debts as they become due; or

                (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                    (ii) appoints a custodian of Holdings or any of its
            Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (iii) orders the liquidation of Holdings or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or
                    (i) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

         Section 6.02    Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to Holdings, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable without further action or notice.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to Holdings and the Trustee, may rescind and annul such declaration and its consequences if:

                (a) Holdings has paid or deposited with the Trustee a sum sufficient to pay

                    (i)  all sums paid or advanced by the Trustee under
            Section 7.07 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                    (ii) all overdue interest on all Notes,

                    (iii)the principal of and premium, if any, on any
            Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                    (iv) to the extent that payment of such interest is
            lawful, interest upon overdue interest at the rate borne by the Notes; and

                (b) all Events of Default, other than the non-payment of principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon provided in Section 6.04.

         Section 6.03    Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may, subject to Article 10, pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04    Waiver of Past Defaults.

         Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past or existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on the Notes. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05    Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Holders may not enforce this Indenture or the Notes, however, except as provided in this Indenture. In addition, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

         Section 6.06    Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if: (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default; (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

         Section 6.07    Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture and subject to
Article 10 and Section 11.02, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 6.08    Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Holdings for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 6.09    Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to Holdings (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10    Priorities.

         If the Trustee collects any money pursuant to this Article, it shall, subject to Article 10, pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to Holdings or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

         Section 6.11    Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7
                                    TRUSTEE

         Section 7.01    Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                (b) Except during the continuance of an Event of Default:

                    (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on its part, the Trustee
            may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                    (ii) the Trustee shall not be liable for any error of
            judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii)the Trustee shall not be liable with respect to
            any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the paragraphs of this Section.

                (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Holdings. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         Section 7.02    Rights of Trustee.

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Holdings shall be sufficient if signed by an Officer of Holdings.

                (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

                (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and Holdings' premises, personally or by agent or attorney at the sole cost of Holdings, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         Section 7.03    Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Holdings or any Affiliate of Holdings with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

         Section 7.04    Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Holdings' use of the proceeds from the Notes or any money paid to Holdings or upon Holdings' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05    Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes as it appears on the Registrar a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to the payment of principal or interest on any Note, the Trustee may withhold the notice if it determines, in good faith, that withholding the notice is in the interests of the Holders of the Notes.

         Section 7.06    Reports by Trustee to Holders of the Notes.

         Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to Holdings and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). Holdings shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

         Section 7.07    Compensation and Indemnity.

         Holdings shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services as Holdings and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Holdings shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the compensation, disbursements and expenses of the Trustee's agents and counsel.

         Holdings shall indemnify the Trustee or any predecessor Trustee against any and all losses, damages, claims, liabilities or expenses incurred by it including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Holdings (includ-ing this Section 7.07) and defending itself against any claim (whether asserted by Holdings or any Holder or any other person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Holdings promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Holdings shall not relieve Holdings of its obligations hereunder, except to the extent that Holdings is actually prejudiced thereby. Holdings shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Holdings shall pay the reasonable fees and expenses of such counsel.

Holdings need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of Holdings under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure Holdings' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         Section 7.08    Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Holdings. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Holdings in writing. Holdings may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10 hereof; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c) a custodian or public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Holdings shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Holdings.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Holdings, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of Holdings.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Holdings. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Holdings' obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

         Section 7.09    Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10    Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         Section 7.11    Preferential Collection of Claims Against Holdings.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
              LEGAL DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

         Section 8.01    Option to Effect Legal Defeasance or Covenant
Defeasance.

         Holdings may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

         Section 8.02    Legal Defeasance and Discharge.

         Upon Holdings' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Holdings shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Holdings, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due,
(b) Holdings' obligations with respect to such Notes under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Holdings' obligations in connection therewith and
(d) this Article 8. Subject to compliance with this Article Eight, Holdings may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

         Section 8.03    Covenant Defeasance.

         Upon Holdings' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, Holdings shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.19, 4.20, 4.21, 4.22
and clauses (3) and (4) of Section 5.01 hereof with respect to the outstan-ding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Holdings may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section
6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon Holdings' exercise under Section 8.01 hereof of the option applicable to this Section
8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

         Section 8.04    Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                (a) Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and Holdings must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                (b) in the case of an election under Section 8.02 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.03 hereof, Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Holdings or any of its Restricted Subsidiaries is a party or by which Holdings or any of its Restricted Subsidiaries is bound;

                (f) Holdings shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (g) Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders of Notes over any other creditors of Holdings with the intent of defeating, hindering, delaying or defrauding any creditors of Holdings or others; and

                (h) Holdings shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         Section 8.05    Deposited Money and Government Securities to
                         Be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding
Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Holdings acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         Holdings shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to Holdings from time to time upon the request of Holdings any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 8.06    Repayment to Holdings.

         Any money deposited with the Trustee or any Paying Agent, or then held by Holdings, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to Holdings on its request or (if then held by Holdings) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to Holdings for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holdings as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holdings cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Holdings.

         Section 8.07    Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Holdings' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if Holdings makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, Holdings shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         Section 8.08    Discharge.

         This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Holdings and thereafter repaid to Holdings or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Holdings has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from Holdings directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) Holdings has paid all other sums payable under this Indenture by Holdings; and (c) Holdings has delivered to the Trustee an Officers' Cer-tificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of Holdings.


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01    Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, Holdings and the Trustee may (subject to Section 10.14 hereof) amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a
Note: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption of Holdings' obligations to the Holders of the Notes in the case of a merger or consolidation of Holdings or sale of all or substantially all of Holdings' assets; (d) to provide for the assumption of a Guarantor's obligations under its Subsidiary Guarantee and this Indenture in the case of a merger or consolidation of such Guarantor or sale of all or substantially all of such Guarantor's assets; (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such

Holder; and (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any of the documents requested by it pursuant to Section 7.02(b) hereof, the Trustee shall join with Holdings and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         Section 9.02    With Consent of Holders of Notes.

         Except as provided below in this Section 9.02 and in Section 10.14, Holdings and the Trustee may amend or supplement this Indenture (including Sections 4.10 and 4.15 hereof) or the Notes and/or any Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of Holdings accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of any document requested by it pursuant to Section 7.02(b) hereof, the Trustee shall join with Holdings and the Guarantors in the execution of such amended or supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, Holdings shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Holdings to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by Holdings and/or the Guarantors with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section
9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 4.10 and 4.15 hereof);

                (c) reduce the rate of or change the time for payment of interest on any Note;

                (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                (e) make any Note payable in money other than that stated in the Notes;

                (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

                (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 and 4.15 hereof);

                (h) amend, change or modify in any material respect the obligation of Holdings to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto in this Indenture or the Notes;

                (i) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

                (j) make any change in Section 6.04 or 6.07 hereof or in the preceding amendment and waiver provisions.

         In addition, any amendment to, or waiver of,  the provisions of
Article 10 of this Indenture (including the related definitions) that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding.

         Section 9.03    Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

         Section 9.04    Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent
Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.05    Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Holdings in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 9.06    Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Holdings may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section
7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10
                                 SUBORDINATION

         Section 10.01   Agreement to Subordinate.

         Holdings agrees, and each Holder by accepting a Note agrees, that the Indebtedness, interest and other Obligations of any kind evidenced by the Notes and this Indenture is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         Section 10.02   Certain Definitions.

         "Designated Senior Debt" means (i) the Obligations of Holdings under the Senior Credit Facility and (ii) any other Senior Debt permitted under the Indenture (a) the principal amount of which is $25.0 million or more and
(b) that has been designated by Holdings as "Designated Senior Debt."

         "Permitted Junior Securities" means: (i) Equity Interests in Holdings or any Guarantor; or (ii) debt securities of Holdings or any Guarantor that
(a) are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to of the Indenture and (b) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Senior Debt" means: (i) all Indebtedness outstanding under the Senior Credit Facility, and all Hedging Obligations with respect thereto;
(ii) any other Indebtedness permitted to be incurred by Holdings or a Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with the Notes or subordinated in right of payment to the Notes or any other Indebtedness of Holdings; and (iii) all Obligations with respect to the items listed in the preceding clauses (i) and (ii). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include: (i) any liability for federal, state, local or other taxes owed or owing by Holdings;
(ii) any Indebtedness of Holdings to any of its Subsidiaries or other

Affiliates; (iii) any trade payables; or (iv) any Indebtedness that is incurred in violation of the Indenture.

         Section 10.03   Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of Holdings or any Guarantor whether in cash, properties, securities or otherwise, (i) in a liquidation or dissolution of Holdings or any Guarantor, (ii) or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings or its property, (iii) in an assignment for the benefit of creditors or (iv) in any marshaling of Holdings' assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes or under the Subsidiary Guarantees, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust created pursuant to Article 8 hereof).

         To the extent any payment of Senior Debt (whether by or on behalf of Holdings or any Subsidiary, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receiver-ship, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

         Section 10.04   Default on Designated Senior Debt.

         Holdings also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust created pursuant to Article 8 hereof) if: (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that currently, or with the passage of time or giving of notice, permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of any such default described in this clause
(ii), a Responsible Officer of the Trustee receives a notice of such default of the type referred to in this clause (ii) (a "Payment Blockage Notice") from Holdings or the holders of any Designated Senior Debt.

         Payments on the Notes may and shall be resumed: (i) in the case of a payment default, upon the date on which such default is cured or waived in writing by the holders of the applicable Designated Senior Debt; and (ii) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived in writing by the holders of Designated Senior Debt or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new Payment Blockage Notice may be delivered under clause (ii) above unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed and was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived in writing or cured for a period of not less than 180 days. In the event that Holdings or any Guarantor makes any payment to the Trustee or any Holder of any Note prohibited by the foregoing, such payment will be required to be held in trust for and paid over to the holders of Senior Debt (or the representative thereof). The Trustee and the Holders of the Notes will not challenge or contest the enforceability or validity of the Senior Credit Facility or any obligation, Lien or encumbrance thereunder.

         Section 10.05   Acceleration of Securities.

         If payment of the Notes is accelerated because of an Event of Default, Holdings shall promptly notify holders of Senior Debt of the acceleration.

         Section 10.06   When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than payments in the form of Permitted Junior Securities or payments made from the trust created pursuant to Article 8 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or Holdings or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         Section 10.07   Notice by Holdings.

         Holdings shall promptly notify the Trustee and the Paying Agent of any facts known to Holdings that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

         Section 10.08   Subrogation.

         After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between Holdings and Holders, a payment by Holdings on the Notes.

         Section 10.09   Relative Rights.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall: (i) impair, as between Holdings and Holders of Notes, the obligation of Holdings, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; (ii) affect the relative rights of Holders of Notes and creditors of Holdings other than their rights in relation to holders of Senior Debt; or (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes. If Holdings fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

         Section 10.10  Subordination May Not Be Impaired by Holdings.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by Holdings or any Holder or by the failure of Holdings or any Holder to comply with this Indenture.

         The Trustee and Holders agree that they will not challenge the validity, enforceability or perfection of any Senior Debt or the liens, guarantees and security interests securing the same and that as between the holders of the Senior Debt on the one hand and the Trustee and Holders on the other, the terms hereof shall govern even if all or part of the Senior Debt or such liens and security interests are avoided, disallowed, subordinated, set aside or otherwise invalidated in any judicial proceeding or otherwise, regardless of the theory upon which such action is premised.

         Without in any way limiting the generality of this Section 10.10, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, the Senior Credit
Facility or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against Holdings, any Subsidiary thereof or any other Person.

         Section 10.11  Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of any Senior Debt, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of Holdings referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Senior Debt and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         Section 10.12  Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10.
Only Holdings or a Representative may give the notice.  Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 10.13  Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10 and the subordination of the Subsidiary Guarantees as provided in
Section 11.02, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of Holdings or any Subsidiary (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise), the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         Section 10.14  Amendments.

         The provisions of this Article 10 or Section 11.02 or 11.06 (including, without limitation, any definitions or other sections included by reference or incorporation or the terms and conditions of the Subsidiary Guarantees) shall not be amended or modified without the written consent of the holders of all Senior Debt.


                                  ARTICLE 11
                             SUBSIDIARY GUARANTEES

         Section 11.01   Guarantee.

         Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of Holdings hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of Holdings to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Holdings, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Holdings, any right to require a proceeding first against Holdings, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to Holdings, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either Holdings or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying

Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         Section 11.02   Subordination of Subsidiary Guarantee.

         The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the prior payment in full in cash of the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of Holdings. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

         Section 11.03   Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby ir-revocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

         Section 11.04   Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, Executive or Senior Vice President, Treasurer or one of its Vice Presidents. Further, Holdings shall cause all future Guarantors to execute a Supplemental Indenture substantially in the form of Exhibit F.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that Holdings creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.17 hereof Holdings shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.17 hereof and this Article 11, to the extent applicable; provided that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture (i) will not be subject to the requirements of Section 4.17 hereof and (ii) be released from all Obligations under any Subsidiary Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.

         Section 11.05   Guarantors May Consolidate, etc., on Certain Terms.

         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and (ii) either (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Notes, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 or Article 10 hereof.

         Section 11.06   Releases Following Sale of Assets or Capital Stock.

         The Subsidiary Guarantee of a Guarantor will be released:

         (1) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation), if Holdings applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 or Article 10 hereof; or

         (2) in connection with any sale of all of the capital stock of a Guarantor, if Holdings applies the Net Proceeds of that sale in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 or
                Article 10 hereof; or

         (3) if Holdings designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture.

         The Trustee will provide any written confirmation or evidence of the termination of such Subsidiary Guarantee as reasonably required by the Representative.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.


                                  ARTICLE 12
                                 MISCELLANEOUS

         Section 12.01   Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

         Section 12.02   Notices.

         Any notice or communication by Holdings, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), or sent by telecopier or overnight courier guaranteeing next day delivery, to the other's address.

         If to Holdings and/or any Guarantor:

            Russell-Stanley Holdings, Inc.
            685 Route 202/206
            Bridgewater, NJ  08807
            Telecopier No.:  (908) 203-1940
            Attention:  Chief Financial Officer

         With a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY  10017
            Telecopier No.:  (212) 455-2502
            Attention:  Stephan J. Feder, Esq.

         If to the Trustee:

            The Bank of New York
            101 Barclay Street, 21W
            New York, NY  10286
            Telecopier No.:  (212) 815-5915
            Attention:  Corporate Trust Trustee Administration
            Re: Russell-Stanley Holdings, Inc.

         Holdings, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If Holdings mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Holdings, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 12.04   Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by Holdings to the Trustee to take any action under this Indenture, Holdings shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Section 12.05   Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         Section 12.06   Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of Holdings or any Guarantor, as such, shall have any liability for any obligations of Holdings or such Guarantor under the Notes, this Indenture, the Subsidiary Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         Section 12.08   Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED
THEREBY.
         Section 12.09   No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of Holdings or its Subsidiaries or of any other Person.
Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 12.10  Successors.

         All agreements of Holdings in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 12.11  Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.12  Counterpart Originals; Acceptance by Trustee.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The Bank of New York hereby accepts the trusts in this Indenture declared or provided, upon the terms and conditions hereinabove set forth.

         Section 12.13  Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                  SIGNATURES

Dated as of February 10, 1999

                                   Russell-Stanley Holdings, Inc.

                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                                   Russell-Stanley Corp., as Guarantor

                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                                   Container Management Services, Inc.,
                                     as Guarantor

                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                                   New England Container Co., Inc.
                                     as Guarantor

                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer

                                   Russell-Stanley, Inc., as Guarantor

                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                                   RSLPCO, Inc., as Guarantor


                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                                   Russell-Stanley, L.P., as Guarantor

                                   By: Russell-Stanley, Inc.,
                                   in its capacity as general partner

                                   By: /s/ Daniel W. Miller
                                   Name:   Daniel W. Miller
                                   Title:  Executive Vice President and Chief
                                           Financial Officer


                                   The Bank of New York, as Trustee

                                   By: /s/ Mary LaGumina
                                   Name:   Mary LaGumina
                                   Title:  Assistant Vice President

                                  EXHIBIT A-1
                                (Face of Note)
===============================================================================

                                                  CUSIP:

                  10 7/8% Senior Subordinated Notes due 2009
No.:                                                          $

                        Russell-Stanley Holdings, Inc.
promises to pay to ____________________________________________________________

or registered assigns,

the principal sum of __________________________________________________________

Dollars on February 15, 2009.

Interest Payment Dates:  February 15 and August 15, commencing August 15, 1999.

Record Dates:  February 1 and August 1.

                                        Dated:_____________________

                                        Russell-Stanley Holdings, Inc.


                                        By:________________________
                                           Name:
                                           Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee


By:_______________________
    Authorized Signatory
===============================================================================

                                (Back of Note)

                  10 7/8% Senior Subordinated Notes due 2009

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Russell-Stanley Holdings, Inc., a Delaware corporation ("Holdings"), promises to pay interest on the principal amount of this Note at 10.875% per annum from February 10, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 2(c) of the Registration
Rights Agreement referred to below. Holdings will pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1999. Holdings shall pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. Holdings will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of Holdings maintained for such purpose or, at the option of Holdings, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to Holdings prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Holdings, Holdings' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar.
Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

         4. Indenture and Subordination. Holdings issued the Notes under an Indenture dated as of February 10, 1999 ("Indenture") by and among Holdings, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

         5. Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at Holdings' option prior to February 15, 2004. On or after February 15, 2004, the Notes will be subject to redemption at any time at the option of Holdings, in whole or in part, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                 YEAR                                PERCENTAGE
                 2004                                105.438%
                 2005                                103.625%
                 2006                                101.813%
                 2007 and thereafter                 100.000%


         Notwithstanding the foregoing, at any time on or prior to February 15, 2002, Holdings may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings by

Holdings; provided that (i) at least 65% of the aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings and its Subsidiaries); and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

         6. Mandatory Redemption. Except as set forth in Paragraph 7, Hol-dings shall not be required to make mandatory redemption payments with respect to the Notes.

         7. Repurchase at Option of Holder. If a Change of Control occurs, each Holder of Notes will have the right to require Holdings to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If Holdings or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Holdings will be required to make an offer to all Holders of Notes and all holders of other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other pari passu Indebtedness.

         8. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 90 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, Holdings or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, Holdings and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Holdings' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of Holdings' assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         12. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         13. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Holdings or any Guarantor, as such, shall not have any liability for any obligations of Holdings or any Guarantor under the Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between Holdings and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Russell-Stanley Holdings, Inc., 685 Route 202/206, Bridgewater, NJ 08807, Attention: Chief Financial Officer.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of Holdings. The agent may substitute another to act for him.

_______________________________________________________________________________

Date:___________________


                                    Your Signature:____________________________
                                                    (Sign exactly as your name
                                                        appears on the Note)


SIGNATURE GUARANTEE


______________________________
Participant in a Recognized
Signature Guarantee Medallion
Program

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by Holdings pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         / / Section 4.10       / / Section 4.15


         If you want to elect to have only part of the Note purchased by Holdings pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______________


_______________________________________________________________________________
Date:                                     Your Signature:
                          (Sign exactly as your name appears on the Note)

                          Tax Identification No:_______________________________


SIGNATURE GUARANTEE


_______________________________
Participant in a Recognized
Signature Guarantee Medallion
Program

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE <F1>


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                      Amount of decrease        Amount of            Principal Amount         Signature of
                              in               increase in               of this               authorized
                          Principal             Principal              Global Note            signatory of
                          Amount of             Amount of            following such            Trustee or
Date of Exchange      this Global Note       this Global Note     decrease (or increase)        Custodian



<F1>     This should be included only if the Note is issued in global form.

                                  EXHIBIT A-2
                 (Face of Regulation S Temporary Global Note)
===============================================================================

                                                CUSIP:_________________________

                  10 7/8% Senior Subordinated Notes due 2009

No.:___                                         $______________________________

                        Russell-Stanley Holdings, Inc.

promises to pay to ____________________________________________________________

or registered assigns, ________________________________________________________

the principal sum of __________________________________________________________

Dollars on February 15, 2009. _________________________________________________

Interest Payment Dates:  February 15 and August 15, commencing August 15,
1999.

Record Dates:  February 1 and August 1.

                                        Dated: __________________________

                                        Russell-Stanley Holdings, Inc.

                                        By:______________________________
                                           Name:
                                           Title:

This is one of the
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee


By:________________________
    Authorized Signatory
===============================================================================

                 (Back of Regulation S Temporary Global Note)

                  10 7/8% Senior Subordinated Notes due 2009

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EX-CHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF HOLDINGS.

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION
MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. Russell-Stanley Holdings, Inc., a Delaware corporation ("Holdings"), promises to pay interest on the principal amount of this Note at 10.875% per annum from February 10, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 2(c) of the Registration
Rights Agreement referred to below. Holdings will pay interest and Liquidated Damages semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1999. Holdings shall pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

         2. Method of Payment. Holdings will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of Holdings maintained for such purpose or, at the option of Holdings, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to Holdings prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Holdings, Holdings' office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar.
Holdings may change any Paying Agent or Registrar without notice to any Holder. Holdings or any of its Subsidiaries may act in any such capacity.

         4. Indenture and Subordination. Holdings issued the Notes under an Indenture dated as of February 10, 1999 ("Indenture") by and among Holdings, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

         5. Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at Holdings' option prior to February 15, 2004. On or after February 15, 2004, the Notes will be subject to redemption at any time at the option of Holdings, in whole or in part, upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                 YEAR                                PERCENTAGE
                 2004                                105.438%
                 2005                                103.625%
                 2006                                101.813%
                 2007 and thereafter                 100.000%

         Notwithstanding the foregoing, at any time on or prior to February 15, 2002, Holdings may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings by Holdings; provided that (i) at least 65% of the aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by Holdings and its Subsidiaries); and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering.

         6. Mandatory Redemption. Except as set forth in Paragraph 7, Hol-dings shall not be required to make mandatory redemption payments with respect to the Notes.

         7. Repurchase at Option of Holder. If a Change of Control occurs, each Holder of Notes will have the right to require Holdings to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If Holdings or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Holdings will be required to make an offer to all Holders of Notes and all holders of other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other pari passu Indebtedness.

         8. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 90 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Holdings may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Holdings or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, Holdings or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

         This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, Holdings and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Holdings' obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of Holdings' assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         12. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to Holdings, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         13. Trustee Dealings with Holdings. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Holdings or its Affiliates, and may otherwise deal with Holdings or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Holdings or any Guarantor, as such, shall not have any liability for any obligations of Holdings or any Guarantor under the Notes, the Indenture, the Subsidiary Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between Holdings and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Holdings has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Russell-Stanley Holdings, Inc., 685 Route 202/206, Bridgewater, NJ 08807, Attention: Chief Financial Officer.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of Holdings. The agent may substitute another to act for him.

_______________________________________________________________________________

Date:___________________


                                    Your Signature:____________________________
                                                    (Sign exactly as your name
                                                        appears on the Note)


SIGNATURE GUARANTEE


______________________________
Participant in a Recognized
Signature Guarantee Medallion
Program

                      OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by Holdings pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         / / Section 4.10       / / Section 4.15


         If you want to elect to have only part of the Note purchased by Holdings pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______________


_______________________________________________________________________________
Date:                                     Your Signature:
                          (Sign exactly as your name appears on the Note)

                          Tax Identification No:_______________________________


SIGNATURE GUARANTEE


_______________________________
Participant in a Recognized
Signature Guarantee Medallion
Program

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE <F2>


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                      Amount of decrease        Amount of            Principal Amount         Signature of
                              in               increase in               of this               authorized
                          Principal             Principal              Global Note            signatory of
                          Amount of             Amount of            following such            Trustee or
Date of Exchange      this Global Note       this Global Note     decrease (or increase)        Custodian



<F2>     This should be included only if the Note is issued in global form.




<F3>     This should be included only if the Note is issued in global form.

                                   EXHIBIT B
                        FORM OF CERTIFICATE OF TRANSFER

Russell-Stanley Holdings, Inc.
685 Route 202/206
Bridgewater, NJ  08807

[Registrar address block]

                 Re: 10 7/8% Senior Subordinated Notes due 2009

                             (CUSIP _____________)

         Reference is hereby made to the Indenture, dated as of February 10, 1999 (the "Indenture"), by and among Russell-Stanley Holdings, Inc., as issuer ("Holdings"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

         (b) / / such Transfer is being effected to Holdings or a Subsidiary thereof;

                                      or

         (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

         (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR AN UNRESTRICTED DEFINITIVE NOTE.

         (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c)  / /  CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i)
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of Holdings.


                                    _______________________________________
                                    [Insert Name of Transferor]


                                    By:____________________________________
                                       Name:
                                       Title:

                      ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

                    [CHECK ONE]

    (a)  / /  a beneficial interest in the:

          (i)  / / 144A Global Note (CUSIP                 ), or

         (ii) / /  Regulation S Global Note (CUSIP         ), or

    (b)  / /  a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

                    [CHECK ONE]

    (a)  / /  a beneficial interest in the:

          (i)  / /  144A Global Note (CUSIP                 ), or

         (ii)  / /  Regulation S Global Note (CUSIP         ), or

        (iii)  / /  Unrestricted Global Note (CUSIP         ); or

    (b)  / /  a Restricted Definitive Note; or

    (c)  / /  an Unrestricted Definitive Note,

    in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE


Russell-Stanley Holdings, Inc.
685 Route 202/206
Bridgewater, NJ  08807

[Registrar address block]

                Re:  10 7/8% Senior Subordinated Notes due 2009

                             (CUSIP______________)

         Reference is hereby made to the Indenture, dated as of February 10, 1999 (the "Indenture"), by and among Russell-Stanley Holdings, Inc., as issuer ("Holdings"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] __144A Global Note, __Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and
(ii) such Exchange has been effected in compliance with the transfer restr-ictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of Holdings.


                                            _________________________________
                                            [Insert Name of Owner]


                                            By:______________________________
                                               Name:
                                               Title:

Dated: ______________________

                                   EXHIBIT D
                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Russell-Stanley Holdings, Inc.
685 Route 202/206
Bridgewater, NJ  08807
[Registrar address block]

                   Re:  10 7/8% Subordinated Notes due 2009

                             (CUSIP _____________)

         Reference is hereby made to the Indenture, dated as of February 10, 1999 (the "Indenture"), between Russell-Stanley Holdings, Inc., as issuer ("Holdings"), the Guarantors and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)  / / a beneficial interest in a Global Note, or

         (b)  / / a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Holdings or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Holdings a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to Holdings to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and Holdings such certifications, legal opinions and other information as you and Holdings may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and Holdings are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       _____________________________________
                                       [Insert Name of Accredited Owner]


                                       By:__________________________________
                                          Name:
                                          Title:

Dated: ________________

                                   EXHIBIT E
               FORM OF SENIOR SUBORDINATED SUBSIDIARY GUARANTEE


         For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 10, 1999 (the "Indenture") by and among Russell-Stanley Holdings, Inc. ("Holdings"), the Guarantors listed on the signature page thereto and The Bank of New York, as trustee (the "Trustee"),
(a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of Holdings to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

         The terms of the Indenture, including, without limitation, Articles 10 and 11 of the Indenture, are incorporated herein by reference.
Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.



                                            [Name of Guarantor]


                                            By:_______________________________
                                               Name:
                                               Title:

                                   EXHIBIT F
                        FORM OF SUPPLEMENTAL INDENTURE
                   TO BE DELIVERED BY SUBSEQUENT GUARANTORS


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Russell-Stanley Holdings, Inc. (or its permitted successor), a Delaware corporation ("Holdings"), Holdings, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, Holdings has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 10, 1999 providing for the issuance of an aggregate principal amount of up to $225.0 million of 10 7/8% Senior Subordinated Notes due 2009 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of Holdings' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

            (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of Holdings hereunder or thereunder, that:

                (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of Holdings to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                (ii) in case of any extension of time of payment or
                     renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

            (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against Holdings, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Holdings, any right to require a proceeding first against Holdings, protest, notice and all demands whatsoever.

            (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

            (e) If any Holder or the Trustee is required by any court or otherwise to return to Holdings, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either Holdings or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

            (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

            (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            (i) The obligations hereunder shall be subject to the subordination provisions set forth in Article 10 of the Indenture.

         3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with the provisions set forth in the Indenture, including, without limitation, Section 11.05 of the Indenture.

         5. Releases. The Subsidiary Guarantee of the Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 11.06 of the Indenture. The Trustee will provide any written confirmation or evidence of the termination of such Subsidiary Guarantee as reasonably required by the Representative. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of Holdings or any Guaranteeing Subsidiary under the Notes, the Indenture, any Subsidiary Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and Holdings.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ________________


                                         [Guaranteeing Subsidiary]


                                         By:________________________________
                                            Name:
                                            Title: